UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 5, 2013

Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 5, 2013, Socket Mobile, Inc. (the “Company”) held its Annual Meeting of Stockholders at 10:00 a.m. at the Company’s headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

Item 1 To elect seven directors to serve until their respective successors are elected.

Item 2 Advisory vote on executive compensation policies and practices as described in the annual meeting proxy.

Item 3 Advisory vote to determine the frequency of future votes on executive compensation policies and practices.

Item 4 To amend the 2004 Equity Incentive Plan to extend its term for ten years to April 23, 2024.

Item 5 To increase the number of authorized common shares from ten million to twenty million.

Item 6 To ratify the appointment of Sam Kan and Company as independent registered public accountants of the Company for the fiscal year ending December 31, 2013.

Only stockholders of record at the close of business on April 8, 2013 were entitled to notice of and to vote at the meeting. At the Record Date, 4,861,063 shares of Common Stock were issued and outstanding and each share of Common Stock was entitled to one vote. The Company had no other class of voting securities outstanding and entitled to vote at the meeting. A total of 3,778,755 shares or 77.74% of total shares outstanding were voted representing a quorum of stockholders entitled to vote at the meeting for the transaction of business. Information regarding each of the matters submitted to a vote of security holders including biographical information on directors nominated by the Board is available in the Company’s annual meeting proxy filed with the Securities and Exchange Commission on April 15, 2013.

Erik L. Fidel was nominated and elected at the meeting to be a director of the Company. Mr. Fidel, 42, has served since February 1999 in progressively responsible sales management positions for Turner Broadcasting International and CNN International, the most recent position since June 2008 being Sales Manager for the Midwest, West Coast and Canada for CNN International.  Previously, Mr. Fidel was a Senior Manager Research and Development at USA Networks from September 1996 to January 1999 and a Business Analyst for Financial Services at Datamonitor in London, England and New York City from August 1995 to September 1996.  Mr. Fidel has a Bachelor of Arts degree in International Studies from the University of North Carolina at Chapel Hill and a Graduate Diploma, International Economics and Politics, from the London School of Economics in England.

David Dunlap, Socket’s CFO and Corporate Secretary, served as the Inspector of Election for the meeting. Following is his report on the voting results:

CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION

In my capacity as the duly appointed Inspector of Election for the Annual Meeting of Stockholders (the “Annual Meeting”) of Socket Mobile, Inc., a Delaware corporation (the “Company”), held on June 5, 2013, I hereby certify that:

FIRST. The Annual Meeting was held on Wednesday, June 5, 2013, at 10:00 am local time, at 39700 Eureka Drive, Newark, California 94560.

SECOND. There were issued and outstanding on April 8, 2013, the record date for determining the Company’s stockholders entitled to notice of and to vote at the Annual Meeting, 4,861,063 shares of the Company’s common stock.

THIRD. Each share of common stock is entitled to one vote for a grand total of 4,861,063 voting shares.

FOURTH. The number of voting shares of the Company present and voting at the Annual Meeting, constituting a quorum, was as set forth below:

Present and Voting in Person:	504,305
Voting by Proxy:	3,274,450
Total voting:	3,778,755

Percent of Total Outstanding Shares Voting : 77.74%

FIFTH: I inspected or caused to be inspected the signed proxies and ballots used at the Annual Meeting and found the same to be in proper form. The report of votes cast by Proxy was provided by our transfer agent, American Stock Transfer & Trust. Following is a record of the total votes cast at the Annual Meeting:

ITEM 1: Election of Directors:

		Votes For
Nominee	By Proxy	At the Meeting	Total For	Withheld	Result
Charlie Bass	2,095,308		2,095,308	66,197	Elected
Kevin J. Mills	1,998,694		1,998,694	162,811	Elected
Charles C. Emery, Jr.	2,141,984		2,141,984	19,521	Elected
Micheal L. Gifford	1,851,553		1,851,553	309,952
Kevin R. Jost	2,133,590		2,133,590	27,915	Elected
Leon Malmed	2,132,541		2,132,541	28,964	Elected
Peter Sealey	2,094,070		2,094,070	67,435	Elected
Erik Fidel		3,530,135	3,530,135		Elected

THE SEVEN NOMINEES RECEIVING THE MOST AFFIRMATIVE VOTES ARE ELECTED AS DIRECTORS. MR. FIDEL WAS NOMINATED AT THE MEETING AND VOTES CAST AT THE MEETING WERE BY CUMULATIVE VOTING.

ITEM 2: Advisory vote on executive compensation policies and practices as described in the annual meeting proxy (“Say-on-Pay”).

For: 2,569,648 Against: 70,989 Abstain: 25,174

ITEM 3: Advisory vote on the frequency of future Say-On-Pay votes (“Say-When-on-Pay)”

Annually: 2,187,057 Two years: 119,002 Three years: 327,053 Abstain: 32,699

ITEM 4: Extension of the 2004 Equity Incentive Plan to April 23, 2024

For: 2,494,167 Against: 64,209 Abstain: 107,434

ITEM 4 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST. VOTE “FOR’ IS 2,494,167 SHARES OUT OF 2,665,810 VOTES CAST FOR AN AFFIRMATIVE TOTAL OF 93.6%. PROPOSAL PASSES.

ITEM 5: Amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Common Shares from ten million to twenty million

For: 3,012,679 Against: 716,550 Abstain: 1,228

ITEM 5 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF COMMON STOCK ISSUED AND OUTSTANDING. VOTE “FOR” IS 3,012,679 SHARES OUT OF 4,861,063 SHARES ISSUED AND OUTSTANDING FOR A TOTAL AFFIRMATIVE VOTE OF 62.0%. PROPOSAL PASSES.

ITEM 6. Ratification of the appointment of Sam Kan & Company as auditors for the Company’s fiscal year 2013.

For: 3,759,318 Against: 14,089 Abstain: 5,347

ITEM 6 REQUIRES A MAJORITY OF VOTES CAST. VOTE “FOR” IS 3,759,318 OUT OF 3,778,754 VOTES CAST FOR A TOTAL OF 99.5%. PROPOSAL PASSES.

Date: June 5, 2013	/s/ David W. Dunlap
David W. Dunlap
Inspector of Election

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

/s/ David W. Dunlap
Name: David W. Dunlap
Vice President, Finance and Administration and Chief Financial Officer

Date: June 5, 2013